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                                                                   Exhibit 10.40


                               FIRST AMENDMENT TO
                         SENIOR SECURED CREDIT AGREEMENT

                  This First Amendment to Senior Secured Credit Agreement (this "Amendment") is entered into as of June 1, 2000, by and among The Titan Corporation (the "Borrower"), the financial institutions party hereto (the "Lenders"), Credit Suisse First Boston, as Lead Arranger and as Administrative Agent for the Lenders (the "Administrative Agent"), First Union Securities, Inc., as Co-Arranger and as Syndication Agent (the "Syndication Agent"), and the Bank of Nova Scotia, as the Documentation Agent (the "Documentation Agent").

                                    RECITALS

                  A. The Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Senior Secured Credit Agreement dated as of February 23, 2000 (the "Credit Agreement"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement.

                  B. The Borrower has requested that the Credit Agreement be amended to permit the Term C Loan Commitment Amount to be increased from $100 million to $150 million.

                  C. In addition, the Borrower desires to consummate two acquisitions. The first acquisition concerns Sakon LLC ("Sakon"). Titan Wireless, Inc., a wholly owned subsidiary of the Borrower, currently owns 19.9% of the issued and outstanding Capital Stock of Sakon. Titan Wireless, Inc. intends to acquire an additional 30% of the issued and outstanding Capital Stock of Sakon for an aggregate purchase price of $27.5 million (the "Sakon Acquisition"). Consideration for the Sakon Acquisition will be comprised of (i) $15 million in cash to be paid on or before July 1, 2000 and (ii) $12.5 million in cash to be paid upon Sakon's trailing twelve month revenues exceeding $31.4 million, which the Borrower expects will be sometime in the first or second quarter of 2001.

                  D. The second acquisition concerns SenCom Corporation, a Massachusetts "S" corporation ("SenCom"). The Borrower, through its wholly owned subsidiary Titan Systems Corporation, intends to acquire 100% of the issued and outstanding common stock of SenCom, for an aggregate purchase price of approximately $38 million (the "SenCom Acquisition" and, together with the Sakon


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Acquisition, the "Acquisitions"). Consideration for the SenCom Acquisition will be comprised of (i) $34.7 million in cash paid at closing, assuming an approximate $3 million cash balance and an approximate $5 million debt balance outstanding, (ii) $1.3 million in cash paid 12 months after closing for accrued bonuses and (iii) $2 million in cash paid 18 months after closing with interest of 7% per annum.

                  E. The Credit Agreement requires the consent of the Required Lenders for (i) the increase in the Term C Loan Commitment Amount from $100 million to $150 million and (ii) any acquisition which involves an aggregate purchase price in excess of $25 million.

                  F. Clause (iii) of the proviso of Section 8.5 of the Credit Agreement prohibits the Borrower or any Guarantor from consummating acquisitions after the Closing Date with an aggregate purchase price in excess of $100 million over the remaining term of the Credit Agreement (excluding any acquisition which has received the prior written consent of the Required Lenders).

                  G. The Borrower hereby requests the consent of the Required Lenders to (i) the increase in the Term C Loan Commitment Amount from $100 million to $150 million and (ii) the Acquisitions.

                                    AGREEMENT

                  Section 1. AMENDMENT TO SECTION 1.1. The definition of "Term C Loan Commitment Amount" in Section 1.1 of the Credit Agreement is hereby amended by replacing the word "$100,000,000" with "$150,000,000".

                  Section 2. AMENDMENT TO SECTION 2.3. (a) Section 2.3(c)(i) of the Credit Agreement is hereby amended by replacing the word "$100,000,000" with "$150,000,000" in the first sentence of such paragraph.

                         (1) Section 2.3(c)(ii) of the Credit Agreement is
hereby amended by replacing the word "$100,000,000" with "$150,000,000" in the third sentence of such paragraph.

                  Section 3. CONSENT. The Required Lenders hereby grant their consent to the Acquisitions as of the Amendment Effective Date (defined below).


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                  Section 4. AMENDMENT EFFECTIVE DATE. The Amendment Effective
Date shall be the date on which all of the conditions set forth below have been satisfied (or waived by the Required Lenders):

                         (1) The Administrative Agent shall have received
counterparts of this Amendment, executed by the Borrower and the Required
Lenders.

                         (2) The Administrative Agent shall have received
resolutions of the board of directors of the Borrower, certified by its Secretary or Assistant Secretary, which authorize the execution, delivery and performance by the Borrower of this Amendment.

                         (3) The Administrative Agent shall have received a
certificate from an Authorized Officer of the Borrower stating that (i) each of SenCom and Sakon is primarily engaged in a similar line of business as the Borrower, Titan Wireless, Inc. or Titan Systems Corporation as of the Closing Date; (ii) all or substantially all of the assets owned by SenCom are located in the United States and SenCom is organized under the laws of the United States or a state thereof or the District of Columbia; and (iii) immediately before and after giving effect to this Amendment and the Acquisitions, no Default shall have occurred and be continuing or would result therefrom (including under Section 8.1 of the Credit Agreement).

                         (4) The Administrative Agent shall have received a
Compliance Certificate for the period of four full Fiscal Quarters immediately preceding the Acquisitions (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1 of the Credit Agreement) giving PRO FORMA effect in accordance with the Credit Agreement to the consummation of the Acquisitions and evidencing compliance with the covenants set forth in Section
8.4 of the Credit Agreement.

                         (5) The Administrative Agent shall have received a
certificate of an Authorized Officer of the Borrower certifying as to a true and complete copy of each purchase agreement, and (to the extent available) all other documents and instruments delivered in connection with the consummation of the Acquisitions and that are required to be delivered pursuant to the terms of the relevant purchase agreement and the Administrative Agent shall be satisfied with all such agreements, documents and instruments and all amendments, waivers or other modifications of, or other forebearance to exercise any rights with respect to, any of the terms or provisions of such purchase agreements, documents and instruments and the exhibits and schedules thereto. To the exent that certain documents and instruments that are


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required to be delivered pursuant to the terms of the relevant purchase agreement are not available on the Amendment Effective Date, the Borrower shall provide such documents and instruments to the Administrative Agent as soon as they become available.

                  Section 5. COMPLIANCE WITH SECTION 7.7 OF THE CREDIT AGREEMENT. Upon the consummation of the Acquisitions, Titan Wireless, Inc., Titan Systems Corporation and SenCom shall comply with Section 7.7 of the Credit Agreement, including, without limitation the following:

                         (1) SenCom shall execute and deliver to the
Administrative Agent a supplement to each of the Subsidiary Guaranty, the Subsidiary Security Agreement and the Subsidiary Pledge Agreement and UCC financing statements with respect to all of its assets pledged pursuant to the Subsidiary Security Agreement and the Subsidiary Pledge Agreement.

                         (2) Titan Wireless, Inc. shall deliver to the
Administrative Agent (i) a revised Attachment 1 to the Borrower Pledge Agreement, indicating that the Capital Stock of Sakon owned by it has been pledged to the Administrative Agent, (ii) certificates representing all of the issued and outstanding Capital Stock of Sakon owned by Titan Wireless, Inc. and
(iii) undated stock powers with respect to such certificates, duly executed in blank.

                         (3) Titan Systems Corporation shall deliver to the
Administrative Agent (i) a revised Attachment 1 to the Subsidiary Pledge Agreement, indicating that the Capital Stock of SenCom has been pledged to the Administrative Agent, (ii) stock certificates representing all of the issued and outstanding Capital Stock of SenCom and (iii) undated stock powers with respect to such stock certificates, duly executed in blank.

                  Section 6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower's articles of incorporation or bylaws, (b) all representations and warranties set forth in the Credit Agreement and in any other Loan Document are true and correct as if made again on and as of such date (except those, if any, which by their terms specifically relate only to a different date), (c) no Default or Event of Default has occurred and is continuing,


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and (d) the Credit Agreement (as amended by this Amendment) and all other Loan
Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

                  Section 7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by any of the Credit Agents or the Lenders, or any closing, shall affect the representations and warranties or the right of the Credit Agents and the Lenders to rely upon them.

                  Section 8. REFERENCE TO AGREEMENT. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

                  Section 9. GOVERNING LAW. THIS AMENDMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                  Section 10. EXECUTION. This Amendment may be executed in counterparts, each of which shall be an original and all of which, collectively, shall constitute one instrument.

                  Section 11. LIMITED EFFECT. This Amendment relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights the Lenders may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate the Lenders to execute any amendments or grant any waivers or consents under the same or similar circumstances in the future.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                         THE TITAN CORPORATION


                                         By:
                                            ------------------------------------
                                            Name:     Ray H. Guillaume
                                            Title:    Assistant Treasurer


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                                         LENDER:



                                         By:
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                                            Name:
                                            Title: